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                     SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 8, 1996


                            MATRIA HEALTHCARE, INC.
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           (Exact name of registrant as specified in its charter)


         Delaware                   0-20619                  58-2205984
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       (State or other          (Commission             (IRS Employer
       jurisdiction of          File Number)            Identification No.)
       incorporation)


           1850 Parkway Place, 12th Floor, Marietta, Georgia 30067
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       (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code 770-423-4500
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         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Healthdyne, Inc., a Georgia corporation ("Healthdyne"), Tokos Medical Corporation (Delaware), a Delaware corporation ("Tokos"), and Matria Healthcare, Inc., a Delaware corporation ("Matria"), entered into an Agreement and Plan of Merger, dated as of October 2, 1995, as amended as of December 4, 1995 and further amended as of January 31, 1996 (the "Agreement"). The Agreement provided for the merger of Tokos and Healthdyne with and into Matria (the "Merger").

         On March 6, 1996, special meetings of the stockholders of Healthdyne and Tokos were held at which the stockholders were asked, pursuant to a Joint Proxy Statement/Prospectus contained within Matria's Form S-4 Registration Statement (No. 333-00781) filed with the Securities and Exchange Commission (the "Commission") on February 8, 1996, to consider and vote upon, among other things, the Merger. The stockholders of each of Healthdyne and Tokos approved the Merger at their respective meetings.

         Following receipt of these approvals, a Certificate of Merger of Healthdyne and Tokos with and into Matria was filed with the Secretary of State of the State of Georgia, and a Certificate of Ownership and Merger merging Tokos and Healthdyne into Matria was filed with the Secretary of State of the State of Delaware. These filings were accepted and the Merger became effective at 4:30 p.m., Eastern Standard Time, Friday, March 8, 1996 (the "Effective Time"). The Merger was structured as a "merger of equals" and did not involve the sale of either Healthdyne or Tokos.

         At the Effective Time, each share of common stock, par value $.01 per share, of Healthdyne outstanding immediately prior to the consummation of the Merger, together with its associated preferred stock purchase right, was converted into one share of common stock, par value $.01 per share ("Matria Common Stock"), together with its associated common stock purchase right, and each share of common stock, par value $.001 per share, of Tokos outstanding immediately prior to the consummation of the Merger, together with its associated common stock purchase right, was converted into one share of Matria Common Stock, together with its associated common stock purchase right. Fractional shares of Matria Common Stock will not be issued in connection with the Merger. No cash consideration was paid by either Healthdyne or Tokos to the other, and, consequently, there was no source of funds.

         The exchange ratio was determined by the representatives of Healthdyne and Tokos through arms-length negotiations that included discussions regarding, among other things, governance, board composition, board membership, and other terms of the Merger. Representatives of both companies considered the business, operations and management of both companies to be substantially comparable, and agreed to value each company on a comparable basis. The representatives of both companies utilized, as an initial point of discussion, a valuation methodology based on contribution of revenues, adjusted to reflect the relative net cash contributions of each company and the business prospects of additional lines of business that had yet to generate significant revenues to date. The representatives of both companies recognized


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that other financial operating parameters failed to provide a meaningful basis for determining relative valuations because both companies had failed to generate positive operating income from continuing operations on a recent historical basis.

         The business of Matria initially consists of the businesses conducted by Healthdyne and Tokos and their respective subsidiaries immediately prior to the consummation of the Merger. Prior to the spinoff of its subsidiaries Healthdyne Technologies, Inc. in May 1995 and Healthdyne Information Enterprises, Inc. in November 1995, Healthdyne was a national provider of home healthcare services, medical devices and specialty products. At the time of the Merger, Healthdyne's remaining business unit, Healthdyne Maternity Management, was a national provider of specialized obstetrical home healthcare and risk assessment services which assist physicians and payors in the management of high risk pregnancies and numerous other obstetrical and gynecological conditions. Healthdyne provided its services throughout the United States through approximately 35 service centers and a number of other additional service sites. Prior to the Merger, Tokos was a national provider of specialized obstetrical home healthcare and risk assessment services which assist physicians and payors in the management of high risk pregnancies and numerous other obstetrical and gynecological conditions. In addition, Tokos, through its Matryx Health Partners Division, offered consulting, management and administrative services to provider networks and managed care organizations. Tokos provided its services throughout the United States through approximately 48 service centers and a number of other additional services sites. Matria intends to continue to devote the assets associated with its business to generally the same purposes as these assets were employed prior to the Merger.

         Matria Common Stock is listed on the Nasdaq National Market and trades under the symbol "MATR."





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

A.       Financial Statements

         It is impracticable for Matria to provide the required financial statements and pro forma financial information for the acquired businesses at
the time that this report on Form 8-K is filed.   Matria will file such
financial statements as soon as they are available, which shall be on or before April 1, 1996.

B.       Exhibits

EXHIBIT
NUMBER                    DESCRIPTION

 2 Agreement and Plan of Merger, dated October 2, 1995, as amended, between Healthdyne, Tokos and Matria (attached as Appendix A to Matria's Joint Proxy Statement/Prospectus included as part of Matria's Registration Statement on Form S-4 (Reg. No. 333-00781) and incorporated by reference herein).





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                                   SIGNATURES

        Pursuant to the requires of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MATRIA HEALTHCARE, INC.


                                        /s/ J. Brent Burkey
                                        J. Brent Burkey
                                        Senior Vice President,
                                        General Counsel and Secretary

Date:  March 22, 1996





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